Exhibit 3.1

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A. D. 2005, AT 4:54 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3920495 8100 050091483	AUTHENTICATION: 3662220 DATE: 02-03-05

State of Delaware Secretary of State Division of Corporations Delivered 04:58 PM 02/03/2005 FILED 04:54 PM 02/03/2005 SRV 050091483 – 3920495 FILE

CERTIFICATE OF INCORPORATION

OF

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

ARTICLE I

NAME OF CORPORATION

The name of the Corporation (the “Corporation”) is:

American Tire Distributors Holdings, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is one thousand (1000), and each such share shall have a par value of $0.01.

ARTICLE V

BOARD POWER REGARDING BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

ARTICLE VI

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VII

LIABILITY

A director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VIII

CORPORATE POWER

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

INCORPORATOR

The name and mailing address of the incorporator of the Corporation is:

Alexandra R. Palmer, Corporate Paralegal

c/o Gibson, Dunn & Crutcher, LLP

200 Park Avenue, 47th Floor

New York, NY 10166

ARTICLE X

ELECTION OF INITIAL DIRECTORS

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the initial directors of the corporation until the first annual meeting of stockholders of the corporation, or until their successors are duly elected and qualified, are:

Donald Hardie c/o Investcorp 280 Park Avenue, 36th Floor New York, NY 10017	Steven Puccinelli c/o Investcorp 280 Park Avenue, 36th Floor New York, NY 10017

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation.

Dated: February 3, 2005

/s/ Alexandra R. Palmer
Alexandra R. Palmer, Incorporator